UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 12, 2009

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)

3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address Of Principal Executive Offices)	(Zip Code)

(763) 383-4000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Separation Agreement with Terry M. Dauenhauer:

Effective October 12, 2009, John M. Clark was elected Interim Chief Executive Officer of Innovex, Inc. (the “Company.”)  Terry M. Dauenhauer resigned as an officer, employee and member of the Board of Directors of the Company effective October 12, 2009.

In connection with his resignation, Mr. Dauenhauer entered into an Employment Separation Agreement with the Company effective October 12, 2009, which is attached hereto as Exhibit 10.1.  Pursuant to the Employment Separation Agreement, Mr. Dauenhauer provided the Company with a general release of claims and the Company agreed to continue to provide Mr. Dauenhauer health and dental benefits through February 28, 2010.  Additionally, Mr. Dauenhauer is entitled to the relocation expenses set forth in his Amended and Restated  Employment Agreement effective December 31, 2008.

Agreement with John M. Clark:

On October 12, 2009, the Company entered into an agreement with John M. Clark relating to his service as Innovex’s Interim Chief Executive Officer of the Company (the “Clark Agreement”), which is attached hereto as Exhibit 10.2.  The term of the Clark Agreement is from October 12, 2009 until February 12, 2010, unless terminated earlier by the Company on thirty days’ advance written notice.  Mr. Clark has served as the Company’s Chairman of the Board since July 2008.  Mr. Clark will retain the title of Chairman of the Board.

Pursuant to the Clark Agreement, Mr. Clark shall receive compensation, as an independent contractor, in the amount of $30,000 per month, pro rated for partial months and payable in advance at the beginning of the term and thereafter at the beginning of each calendar month during the term.  The Company will provide Mr. Clark with suitable housing as well as a vehicle and driver while providing services at the Company’s Thailand facilities.  While Mr. Clark is serving in the capacity as Interim Chief Executive Officer, he shall receive no additional fees for his service as Chairman of the Board or as a board member and shall not serve as a member of any committee of the Board of Directors.  Mr. Clark is not entitled to any other benefits for his service as the Interim Chief Executive Officer except as set forth in the Clark Agreement.  The Clark Agreement also contains provisions relating to confidentiality, indemnification and reimbursement of business expenses.

Each of the Employment Separation Agreement and the Clark Agreement was approved by the Compensation Committee of the Board of Directors of the Company (excluding Mr. Clark with respect to the Clark Agreement) and ratified by the independent directors of the Board of Directors.

The foregoing summaries of the Employment Separation Agreement and the Clark Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference into this Item 5.02.

ITEM 9.01	Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Employment Separation Agreement by and between Terry M. Dauenhauer and Innovex, Inc. dated October 12, 2009.

10.2	Agreement by and between Innovex, Inc. and John M. Clark dated October 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

		By:	/s/ Randy L. Acres
Randy L. Acres
Senior Vice President and
Chief Financial Officer
Date:	October 14, 2009